UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2015

SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203)682-8331
(Registrant’s Telephone Number, Including Area Code)
4725 Piedmont Row Drive, Suite 400

Charlotte, North Carolina 28210

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On November 2, 2015, Swisher Hygiene Inc. (the "Company") completed the previously announced sale (the "Sale Transaction") to Ecolab Inc. ("Ecolab") of the stock of its wholly owned U.S. subsidiary Swisher International, Inc. (“Swisher International”) and other assets relating to its U.S. operations, which comprised all of its remaining operating interests. At closing, Ecolab paid the closing purchase price of approximately $40.5 million, less a $2 million holdback to address working capital and other adjustments in accordance with the agreement governing the Sale Transaction (the “Agreement”).   The closing purchase price proceeds received by the Company were reduced to pay (i) a $2.0 million fine to the United States of America pursuant to the terms of a previously announced Deferred Prosecution Agreement entered into between the Company and the United States Attorney’s Office for the Western District of North Carolina; (ii) indebtedness of the Company of approximately $5.7 million; (iii) a deposit securing letters of credit of approximately $1.6 million; (iv) certain transaction fees of approximately $1.2 million; and (v) other accrued and post-closing obligations that survived the transaction.

Following closing the Company will use the remaining balance of proceeds from the Sale Transaction to pay ongoing corporate and administrative costs and expenses associated with winding down the Company, liabilities and potential liabilities relating to or arising out of pension plan obligations to employees of its predecessor, outstanding litigation matters of the Company, including but not limited to pending stockholder litigation related to the Sale Transaction, and potential liabilities relating to the Company's indemnification obligations, if any, to Ecolab pursuant to the Agreement, or to current and former officers and directors pursuant to the Company's bylaws and articles of incorporation (collectively, the "On-going Obligations").  As a result of the On-going Obligations, if the Board of Directors determines to proceed with the Plan of Dissolution and Complete Liquidation, which plan was approved by the Company's stockholders at its Annual Meeting on October 15, 2015, the Company believes the value of its remaining assets that will ultimately be available for distribution to stockholders, if any distribution is made, will be significantly and materially less, in the aggregate, than the proceeds received in the Sale Transaction. The Company can neither estimate nor provide any assurance regarding amounts to be distributed to stockholders if the Board of Directors proceeds with the dissolution.

A press release announcing the closing of the Sale Transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(b)           Pro Forma Financial Information.

(d)           Exhibits.

Exhibit 99.1 – Press release of Swisher Hygiene Inc.

Exhibit 99.2 – Pro Forma Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2015
SWISHER HYGIENE INC.

By:	/s/ William M. Pierce
William M. Pierce
President and Chief Executive Officer

Exhibit Index

Exhibit 99.1 – Press release of Swisher Hygiene Inc.

Exhibit 99.2 – Pro Forma Financial Information